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                                                                   Exhibit 10.33


[AUGUST TECHNOLOGY LOGO]

4900 West 78th Street              Tel: 952-820-0080       www.AugustTech.com
Bloomington, MN 55435 USA          Fax: 952-820-0060       info@augusttech.com




Mr. Keith Reidy                                      17 April 2001
Metron Technology
770 Lucerne Drive
Sunnyvale, CA 94086-3844

Dear Keith,

As we discussed last week, please find listed below our agreement for the termination of our agreement with you for Taiwan. If you agree with the below listed terms, please sign your acceptance at the end of this letter.

Specifically:

      1. August Technology will assume all service coverage in Taiwan effective 1 Apr 01.

      2. August Technology will assume direct sales for existing accounts effective 1 Apr 01.

      3. August Technology will pay Metron Technology commissions for systems sold to the existing known customer base (those customers listed on the Metron Taiwan Sales Forecast as of 1 Mar 01) per the following schedule:

                  a.    For orders received in April, May, June 2001: 7%

                  b.    For orders received in July, August, September 2001: 6%

                  c.    For orders received in October, November, December 2001:
                        5%

                  d.    For orders received in January, February 2002: 5%

                  e.    Commissions will be paid upon shipment of the tools.

                  f. August Technology (Mayson Brooks) will provide Kenneth Looi a month end summary of orders received by the 7th of the following month.

      4. Metron Technology will provide August Technology a Sales Manager (anticipated to be Emilio Chang) to act in a sales representative role calling on new markets (opto-electronics, compound semiconductors, photonics) in support of August Technology products until 28 Feb 02. August Technology will compensate Metron Technology 9% commission on these sales upon shipment of the tools.

      5. August Technology will buy back the NSX-90 demo tool that Metron Taiwan has held at the original price paid for the tool.

      6. August Technology will pay Metron Technology 7% of the Chipbond order.

      7. Metron Technology will extend the demo period by 30 days for the NSX that was sold to TSMC Fab 7.

      8. August Technology and Metron Technology will present both parties in favorable standing to all customers in Taiwan.
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            Keith, if you agree the above, please indicate your acceptance by signing and returning this letter to me via fax at 952-820-0060.


            We look forward to continuing our relationship with Metron in the rest of Asia and to a mutually rewarding 2001.

            Best respects,


            Mayson Brooks
            VP, Sales & Marketing
            August Technology



            Agreed to:


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            Keith Reidy                                     Date
            Metron Technology